Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.

                                                                 Exhibit 10.3.44
                           TECHNOLOGY OPTION AGREEMENT

         This Agreement is made and entered into as of this 14th day of March, 1996, by and between Cira Technologies, Inc., a Delaware corporation having a principal place of business at Columbus, Ohio (hereinafter referred to as "Cira" or "Licensor"), and Neoprobe Corporation, a Delaware Corporation having a principal place of business at Dublin, Ohio (hereinafter referred to as "Neoprobe" or "Licensee").

                                    RECITALS:

         WHEREAS, Cira desires to grant an option to Neoprobe to exclusively license Cira's cell processing technology, including, the data, discoveries, inventions, and other new technology developed by Cira for the treatment of * infected human patients involving the mitogenic stimulation of cytokine-secreting cells derived from lymph nodes excised from infected human patients for preparation of a therapeutic agent which then is administered to the infected human patients, and data, know-how, processes, and procedures connected therewith (hereinafter, "Primary Technology");

         WHEREAS, Cira further desires to grant an option to Neoprobe to exclusively license Cira's cell processing technology, including, the data, discoveries, inventions, and other new technology developed by Cira for the treatment of chronic infectious and/or autoimmune disease in humans involving the mitogenic stimulation of cytokine-secreting cells derived from lymph nodes excised from chronically-infected and/or autoimmune disease afflicted human patients (excluding Primary Technology) for preparation of a therapeutic agent which then is administered to the infected human patients, and data, know-how, processes, and procedures connected therewith (hereinafter "Secondary Technology"); and

         WHEREAS, Neoprobe desires to accept said grants of options to license from Cira the Primary Technology and Secondary Technology on an exclusive basis to enable Neoprobe to develop and market products involving employment of the Primary Technology and Secondary Technology.

         NOW, THEREFORE, the parties hereto, in consideration of the promises, terms and conditions set forth herein, mutually agree as follows:

                           ARTICLE I - CLINICAL STUDY

1.1 Clinical Study - Neoprobe agrees to and will provide financial, clinical, and technical support to Cira for Cira to conduct a Phase I clinical study of the Primary Technology. Such Phase I clinical study will not exceed forty (40) patients and Neoprobe's financial commitment for such Phase I clinical study will not exceed Five Hundred Thousand

- --------
(*) Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested confidential treatment of this information.

Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


Technology Option Agreement      Page 2       Cira Technologies & Neoprobe Corp.


         Dollars ($500,000). Such Phase I clinical study will commence within one hundred twenty (120) days after the effective date of this Agreement. Such Phase I clinical study will be conducted under a physician's IND sponsored by Cira. Such Phase I clinical study will be completed within twenty-one (21) years from its commencement.

1.2 Supervision - Neoprobe and Cira will design and manage the Phase I clinical study to be conducted at The Ohio State University and at other institutions mutually agreed to by the parties. Cira will analyze the clinical data derived from the Phase I clinical study and provide copies of all clinical information and data summaries to Neoprobe. Cira will provide Neoprobe with interim clinical information upon treatment of each ten (10) patient cohort using the Primary Technology. Neoprobe has the right to terminate this Agreement and its financial obligation to fund the Phase I clinical study if Neoprobe, in its sole discretion, is dissatisfied with interim clinical results from the Phase I clinical study.

                               ARTICLE II - GRANTS

2.1      Grant of Option
         (a) - Cira hereby grants to Neoprobe an exclusive option to an exclusive, world-wide license, with the right to grant sublicenses with the prior written reasonable consent of Cira, to make, have made, sell, have sold, and use the Primary Technology for research and commercial purposes, and to sublicense others to do so, subject to (i) a reservation of rights for Cira to use the Primary Technology in its own research activities; and (ii) the other terms and conditions of this Agreement.

         (b) - Subject to Neoprobe's exercise of the option granted it under
         Article 2.1 (a), Cira hereby grants to Neoprobe an exclusive option to an exclusive, world-wide license, with the right to grant sublicenses with the prior written reasonable consent of Cira, to make, have made, sell, have sold, and use the Secondary Technology for research and commercial purposes, and to sublicense others to do so, subject to (i) a reservation of rights for Cira to use the Secondary Technology in its own research activities; and (ii) the other terms and conditions of this Agreement.

         (c) - For purposes of this Agreement, Primary Technology and Secondary Technology include all technology owned, acquired, licensed, or which Cira otherwise has rights to, including subsequent inventions, if any, made by Cira to the Primary Technology or to the Secondary Technology. The parties expressly agree, however, that Primary Technology and Secondary Technology apply to humans only and exclude veterinary uses.

2.2      Patents
         (a) - Cira shall, at Cira's expense, prosecute and maintain patent applications and patents covering the Primary Technology for the United States. Neoprobe shall, at Neoprobe's expense, but in the name of Cira, prosecute and maintain patent applications and patents covering the Primary Technology outside of the United States.

Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


Technology Option Agreement      Page 3       Cira Technologies & Neoprobe Corp.


         (b) - Cira also shall, at Cira's expense, prosecute and maintain patent applications and patents covering the Secondary Technology for the United States, if Cira determines that patentable subject matter is present in its Secondary Technology. Neoprobe shall, at Neoprobe's expense, but in the name of Cira, prosecute and maintain patent applications and patents covering the Secondary Technology outside of the United States.

2.3 Warranties - Cira hereby warrants that it is an owner of the right, title, and interest in and to the Primary Technology and the Secondary Technology, and that it has the right to grant the above exclusive option to license, under patent rights as provided herein. HOWEVER, CIRA EXCLUDES ALL WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF RIGHTS OF OTHERS, AS TO THE PRIMARY TECHNOLOGY AND THE SECONDARY TECHNOLOGY OR ANY PRODUCT OR ANY SERVICE DERIVED THEREFROM. Cira agrees to hold Neoprobe harmless and defend it against all claims and suits relating to the warranty given to Neoprobe under this subparagraph.

2.4      Acceptance of Option and License
         (a) - Neoprobe accepts the above exclusive option to license under
         Article 2.1 (a) in accordance with the terms and conditions set forth herein. The form of License Agreement therefor is attached hereto with royalty rate blank to be mutually agreed upon between the parties.

         (b) - Neoprobe accepts the above exclusive option to license under
         Article 2.1 (b) in accordance with the terms and conditions set forth herein. The license agreement between the parties shall be in form and substance (with royalty rate and performance minimums to be negotiated) like that between the parties with respect to the Primary Technology.

                               ARTICLE III - TIME

3.1      Time to Exercise Option
         (a)- The exclusive option granted by Cira to Neoprobe under Article 2.1
         (a) shall expire one hundred twenty (120) days following the closing of the Phase I clinical study conducted under Article I. Neoprobe may exercise its exclusive option granted it under Article 2.1 (a) at any time prior to the expiration of the exclusive option pursuant to the terms of this Article 3.1.

         (b) - The exclusive option granted by Cira to Neoprobe under Article
         2.1 (b) shall expire upon initiation of a Phase III clinical study of treatment of human patients using Primary Technology, or three (3) years after execution of the license agreement for the Primary Technology. Neoprobe may exercise its exclusive option granted it under
         Article 2.1 (b) at any time prior to the expiration of the exclusive option pursuant to the terms of this Article 3.1, provided that it first has exercised its option under Article 2.1 (a)

3.2 Manner of Exercise - Neoprobe shall exercise one or both of the exclusive options granted it hereunder and indicate its acceptance of an exclusive license to the Technology by

Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


Technology Option Agreement      Page 4       Cira Technologies & Neoprobe Corp.


         giving notice to Cira pursuant to Article 5.4 of this Agreement. If Neoprobe does not exercise the exclusive option granted it hereunder, this Agreement will expire and Cira will be free to exploit the Primary Technology and the Secondary Technology in any manner that it chooses.

                           ARTICLE IV - FORCE MAJEURE

4.1 No party shall incur any liability, consequential or otherwise, for any delay in performance or failure to perform its obligations under this Agreement, due to acts of God or public enemies, acts of other parties, requests or regulations of civil or military authority, labor disputes, accidents at the factory, lockouts, fire, riots, war or other outbreaks or hostilities, embargoes, inability to obtain shipping or raw material, delays of carriers or suppliers, machinery breakdowns, epidemics, floods, unusually severe weather, shortage of power or fuel, or any causes whatsoever beyond the reasonable control of the party in question.

                            ARTICLE V - MISCELLANEOUS

5.1 Non-Waiver - The waiver by either party of a breach of any provision of this Agreement shall not be deemed to effect or imply a waiver of any other breach of such provision or a waiver of the provision itself.

5.2 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

5.3 Assignment - This Agreement shall be assignable by Neoprobe only to an entity created by Neoprobe to fund research and development of the Technology provided that Neoprobe retains an option from such entity to commercialize the Technology; provided further that Cira shall have the right to approve of such assignment by Neoprobe, which approval shall not be unreasonably withheld.

5.4 Notices - Any notice, request or payment which may or must be given under this Agreement shall be in writing and sent to the other party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addressor.

         IF TO CIRA TECHNOLOGIES, INC.:           WITH A COPY TO:

         CIRA TECHNOLOGIES, INC.                  J.K. Mueller, Jr.
         MUELLER-SMITH BUILDING                   MUELLER AND SMITH, L.P.A.
         7700 Rivers Edge Drive                   MUELLER-SMITH BUILDING
         Columbus, OH 43235-1355                  7700 Rivers Edge Drive
                                                  Columbus, OH 43235-1355

         IF TO NEOPROBE CORPORATION:              WITH A COPY TO:

Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


Technology Option Agreement      Page 5       Cira Technologies & Neoprobe Corp.

         David C. Bupp, President                 Robert S. Schwartz., Esq.
         NEOPROBE CORPORATION                     SCHWARTZ, WARREN & RAMIREZ
         425 Metro Place North, Suite 400         41 South High Street
         Dublin, Ohio 43017                       Columbus, Ohio 43215

5.5 Entire Agreement - The terms and provisions contained in this Agreement constitute the entire Agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in writing which specifically refers to this Agreement, signed by duly authorized officers or representatives of the respective parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

5.6 Severability - The invalidity or illegality of any term, clause or provision of this Agreement shall not invalidate or lessen the effect of any other term, clause or provision of this Agreement or of this Agreement itself, unless a party would thereby be substantially deprived of its benefit from the Agreement, in which event the parties will attempt in good faith to revise the Agreement on a fair and equitable basis, but if such attempt fails, then the Agreement may be terminated by either party upon thirty (30) days' written notice to the other.

5.8 Confidence - Cira and Neoprobe each agree to maintain the terms of this Agreement in confidence, unless this Agreement permits its disclosure or a governmental regulation or law requires its disclosure; however, each party may disclose the existence of this Agreement. Notice of any disclosure made by any party to a non-party shall promptly be given to the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the date first above written.

NEOPROBE CORPORATION                             CIRA TECHNOLOGIES, INC.



By:  s/David C. Bupp                           By:  s/ Richard G. Olsen
     ----------------------------------             ---------------------------
Typed Name:  David C. Bupp                     Typed Name:  Richard G. Olsen

Title:  President Title:  President            Title: President

Date:  March 14, 1996                          Date:  May 21, 1996

      Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


                                LICENSE AGREEMENT

         This Agreement is made and entered into as of this ___ day of ____, 199__, by and between Cira Technologies, Inc., a Delaware corporation having a principal place of business at Columbus, Ohio (hereinafter referred to as "Cira" or "Licensor"), and Neoprobe Corporation, a Delaware Corporation having a principal place of business at Dublin, Ohio (hereinafter referred to as "Neoprobe" or "Licensee").

                                    RECITALS:

         WHEREAS, in a Technology Option Agreement Cira granted an option to Neoprobe to exclusively license Cira's cell processing technology, including, the data, discoveries, inventions, and other new technology developed by Cira for the treatment of * infected human patients involving the mitogenic stimulation of cytokine-secreting cells derived from lymph nodes excised from infected human patients for preparation of a therapeutic agent which then is administered to the infected human patients, and data, know-how, processes, and procedures connected therewith (hereinafter, "Primary Technology");

         WHEREAS, the Primary Technology was developed by Drs. Olsen and Ridihalgh under the auspices of Cira, and is described in U.S. Pat. Application Serial No. 08/604,728 filed Feburary 21, 1996 (the "Patent Application");and

         WHEREAS, this License Agreement is an attachment to and a part of said Technology Option Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the promises, terms and conditions set forth herein, mutually agree as follows:

                                   AGREEMENT:

                             ARTICLE I - DEFINITIONS

         The following terms shall have the meanings set forth below:

1.1      "Primary Technology", is defined in the first recital above.

1.2 "Field" shall mean use of the Primary Technology to treat infected human patients, such as disclosed in the Patent Application.
1.3 "Licensed Service" shall mean a cell processing method based on the Primary Technology wherein lymph nodes excised from infected human patients are mitogenically stimulated for preparation of a therapeutic agent.

- --------
(*) Omitted and filed separately under Rule 24b-2 pursuant to which Neoprobe Corporation has requested Confidential Treatment of this information.

      Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


License Agreement          Page 2             Cira Technologies & Neoprobe Corp.


1.4 "Licensed Product(s)" shall mean a therapeutic preparation manufactured in accordance with the Licensed Service having an approved label indication by the U.S. Food and Drug Administration for use in treating infected human patients.

1.5 "Net Product Sales" shall mean the gross amounts received for sale or lease of Licensed Products or Licensed Service, excluding any insurance, tax, duty and transportation costs separately invoiced to customers, and less any broker's commissions actually paid and any trade, cash and quantity discounts, returns, allowances and adjustments actually granted to customers out of such gross amounts. However, Net Product Sales shall not include sales of units of Licensed Products for which there is reasonable assurance that such units will not be used in the performance of the Primary Technology, the burden being on Neoprobe to establish that such assurance existed with regard to any particular units of Licensed Products, but there will be a rebuttable presumption of assurance that any unit of Licensed Product will not be used by a recipient for any purpose that is unlawful under any applicable health or safety law or regulation in view of its labeling.

1.6 "Affiliate" shall mean a person, whether an individual or a legal entity, that controls, is controlled by or is under common control with the antecedent person, where control of a legal entity means the ability to elect at least one-half of the directors of such entity.

        ARTICLE II - LICENSE GRANT, WARRANTY, ACCEPTANCE AND PERFORMANCE

2.1      Grant of License by Cira

         2.1.1 - Cira hereby grants to Neoprobe an exclusive, world-wide license, with the right to grant sublicenses, to make, have made, sell, have sold, and use the Primary Technology in the Field for research and commercial purposes, and to sublicense others to do so, subject to (i) a reservation of rights for Cira to use the PrimaryTechnology in the Field in its own research activities; and (ii) the other terms and conditions of this Agreement.

         2.1.2 - Subsequent inventions, if any, made by Cira to the Primary Technology in the Field shall automatically be added to this Agreement.

         2.1.3 - Any invention in the Field made by Neoprobe based on the Primary Technology also shall be automatically added to this Agreement and a royalty paid on Licensed Products and Licensed Services thereunder; provided, however, that only one license fee is due for any Licensed Product or Licensed Service hereunder.

2.2 Warranties - Cira hereby warrants that it is an owner of the right, title, and interest in and to the Primary Technology, and that it has the right to grant the above exclusive license, under patent rights as provided herein. HOWEVER, CIRA EXCLUDES ALL WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF RIGHTS OF OTHERS, AS TO THE PRIMARY TECHNOLOGY OR ANY LICENSED PRODUCT OR ANY LICENSED SERVICE. Cira agrees to hold Neoprobe harmless and defend it

      Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


License Agreement          Page 3             Cira Technologies & Neoprobe Corp.


         against all claims and suits relating to the warranty given to Neoprobe under this subparagraph.

2.3 Acceptance of License - Neoprobe accepts the above license, and will diligently exert its good faith efforts to develop and promote the most extensive provision of sales of Licensed Products and Licensed Services under the license that is both commercially practicable and compatible with good practice in the pharmaceutical industry.

2.4 Forbearance to file Suit - Cira agrees that it will not file suit against Neoprobe, its affiliates, or sublicensees for activities within the scope of such entities license or sublicense under this Agreement based on any of Cira's pre-existing patents or patent applications that may dominate the Primary Technology, so long as this Agreement and such license or sublicense remains in effect.

                  ARTICLE III - ROYALTIES, REPORTS, AND RECORDS

3.1      Royalties

         3.11 - Subject to the provisions of Article 6.1 below, Neoprobe shall pay Cira a royalty (between 3% and 10%) of ___ percent (__%) of Net Product Sales of Neoprobe and its Affiliates to non-Affiliates for resale and not for use by or on behalf of the purchaser. Royalty payments shall be made calendar quarterly by Neoprobe to Cira.

         3.1.2 - Subject to the provisions of Article 6.1 below, the parties hereto agree to split equally all royalties and license fees collected by Neoprobe for sublicenses that it grants hereunder; provided, that Neoprobe first shall collect two dollars for each dollar that is spends on clinical research pursuant to the Option Agreement.

3.2      Minimum Performance by Neoprobe - [To be agreed upon by the parties.]

3.3 Reports - A report shall accompany each royalty payment from Neoprobe to Cira for each calendar quarter showing the basis upon which the amount of royalties owed was determined. The first such report, and payment, shall be made within ninety (90) days after the first commercial sale of Licensed Product or Licensed Service.

3.4 Records - Neoprobe shall keep accurate records in sufficient detail to enable the royalties accrued and payable under this Agreement to be determined. Such records shall be retained for at least three (3) years after the report required pursuant to Article 3.2 above, for the period to which such records pertain, has been submitted to Cira, or for such longer time as may be required to finally resolve any question or discrepancy raised by Cira. Upon the request, with reasonable notice, of Cira, but not more frequently than once a calendar year, Neoprobe shall permit an independent public accountant selected and paid by Cira and reasonably acceptable to Neoprobe to have access during regular business hours to such records as may be necessary to verify the accuracy of royalty payments made or payable hereunder. Said accountant shall disclose information so

         Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.

License Agreement              Page 4         Cira Technologies & Neoprobe Corp.


         acquired to Cira only to the extent that it should properly have been contained in the royalty reports required under this Agreement or constitutes evidence of fraud upon Cira.

                   ARTICLE IV-PATENTS, COSTS, AND ENFORCEMENT

4.1 Patents - Cira shall, at Cira's expense, prosecute and maintain patent applications and patents covering the Primary Technology for the United States. Neoprobe shall, at Neoprobe's expense, but in the name of Cira, prosecute and maintain patent applications and patents covering the Primary Technology outside of the United States.

4.2 Patent Expenses - If Neoprobe decides at any time not to undertake or continue incurring patenting expenses for any particular patent(s) or application(s) covering the Primary Technology in or for any jurisdiction, it shall notify Cira in writing ninety (90) days before such patent(s) or patent application(s) will lapse or become abandoned or reasonably timely before the time for filing such application(s) will expire. In such event, Cira shall have the right to assume filing, prosecution, and maintenance of such application(s) or patent(s) at its own expense and to terminate Neoprobe's license with respect thereto.

4.3 Patent Enforcement - Neoprobe shall have the right, but not the obligation, to initiate and bring suit against any infringer of any patents and/or patent applications licensed to it hereunder, insofar as such patents and/or applications cover the Primary Technology. Cira will, upon request of Neoprobe and at Neoprobe's expense, provide reasonable assistance in any such suit. If any such suit is brought by Neoprobe against an infringer, Neoprobe shall be relieved of its obligation to pay royalties under Article 3.1.1 to Cira to the extent of fifty percent (50%) of such royalties otherwise first becoming payable to Cira during such prosecution. The withheld portion of royalties shall be placed by Neoprobe into an escrow account which may be used for the sole purpose of reimbursing Neoprobe for not more than one-half (1/2) of out-of-pocket costs which it incurs in prosecuting such suit. At the termination of such suit, Neoprobe shall pay to Cira all royalties so withheld except for any portion thereof that is not greater than one-half (1/2) of Neoprobe's actual and reasonable litigation costs not recovered from the infringer. Furthermore, the amount of any recovery, whether by settlement or judgment and including the fair value of any payment, thing, right or forbearance received by or on behalf of Neoprobe, in excess of Neoprobe's actual and reasonable litigation costs shall be deemed to be Net Sales of Licensed Product under Article 3.1.1 for the period or periods in which such excess recovery is realized. Each party bears the obligation of informing the other of any actual or potential infringement of which it becomes aware.

                            ARTICLE V - FORCE MAJEURE

         No party shall incur any liability, consequential or otherwise, for any delay in performance or failure to perform its obligations under this Agreement, due to acts of God or public enemies, acts of other parties, requests or regulations of civil or military authority, labor disputes, accidents at the factory, lockouts, fire, riots, war or other outbreaks or hostilities, embargoes, inability to obtain shipping or raw material, delays of carriers or suppliers, machinery breakdowns, epidemics,

      Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


License Agreement          Page 5             Cira Technologies & Neoprobe Corp.

         floods, unusually severe weather, shortage of power or fuel, or any causes whatsoever beyond the reasonable control of the party in question.

                      ARTICLE VI - DURATION AND TERMINATION

6.1 Duration - This Agreement shall become effective as of the date first written above and shall expire upon the expiration, cancellation, or final and unappealable determination of invalidity or unenforceability of all patents, and the abandonment of all patent applications, licensed hereunder to Neoprobe by Cira. However, no royalties shall accrue hereunder in respect of sales of Licensed Product or Licensed Service for use, either directly or after resale, in the U.S after the expiration, cancellation or final and unappealable determination of invalidity or unenforceability of all issued U.S. patents licensed hereunder.

6.2 Termination - Either party may terminate this Agreement should the other party fail to comply with or to perform any of their duties or other material obligations under this Agreement when due and should such failure not be remedied within sixty (60) days of written notice of such default having been given to the defaulting party. Any termination pursuant to this Article 6.2 shall be in addition to, and not in place of, other rights or remedies to which a party may be entitled, including without limitation those under Article 4.2 above. Any notices must be given to all other parties in accordance with
         Article 7.4.

6.3 Existing Rights - The rights of each party against the other which may have accrued up to the date of termination or expiration shall remain unaffected by expiration or termination as provided herein.

                           ARTICLE VII - MISCELLANEOUS

7.1 Non-Waiver - The waiver by either party of a breach of any provision of this Agreement shall not be deemed to effect or imply a waiver of any other breach of such provision or a waiver of the provision itself.

7.2 Governing Law - This Agreement shall be governed by and construed in accordance with the law of the State of Ohio.

7.3 Assignment - This Agreement shall be assignable by Neoprobe only to an entity created by Neoprobe to fund research and development of the Primary Technology provided that Neoprobe retains an option from such entity to commercialize the Primary Technology; provided that Neoprobe and Cira shall have the right to approve of such assignment by Neoprobe, which approval shall not be unreasonably withheld.

      Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


License Agreement          Page 6             Cira Technologies & Neoprobe Corp.


7.4 Notices - Any notice, request or payment which may or must be given under this Agreement shall be in writing and sent to the other party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addressor.

         IF TO CIRA TECHNOLOGIES, INC.:       WITH A COPY TO:

         CIRA TECHNOLOGIES, INC.              J.K. Mueller, Jr.
         MUELLER-SMITH BUILDING               MUELLER AND SMITH, L.P.A.
         7700 Rivers Edge Drive               MUELLER-SMITH BUILDING
         Columbus, OH 43235-1355              7700 Rivers Edge Drive
                                              Columbus, OH 43235-1355

         IF TO NEOPROBE CORPORATION:          WITH A COPY TO:

         David C. Bupp, President             Robert S. Schwartz., Esq.
         Neoprobe Corporation                 SCHWARTZ, WARREN & RAMIREZ
         425 Metro Place North                HUNTINGTON CENTER
         Suite 400                            41 South High Street
         Dublin, Ohio 43017                   Columbus, Ohio 43215

7.5 Entire Agreement - The terms and provisions contained in this Agreement constitute the entire Agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either party hereto, unless in writing which specifically refers to this Agreement, signed by duly authorized officers or representatives of the respective parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

7.6 Severability - The invalidity or illegality of any term, clause or provision of this Agreement shall not invalidate or lessen the effect of any other term, clause or provision of this Agreement or of this Agreement itself, unless a party would thereby be substantially deprived of its benefit from the Agreement, in which event the parties will attempt in good faith to revise the Agreement on a fair and equitable basis, but if such attempt fails, then the Agreement may be terminated by either party upon thirty (30) days' written notice to the other.

7.7 Indemnification - Neoprobe agrees to indemnify, hold harmless and defend Cira, its officers, employees, and agents, against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of Neoprobe's use of Primary Technology in connection with this license.

      Omitted portions of this Exhibit are subject to a Request for Confidential Treatment under Rule 24b-2.


License Agreement          Page 7             Cira Technologies & Neoprobe Corp.


7.8 Confidence - Cira and Neoprobe each agree to maintain the terms of this Agreement in confidence, unless this Agreement permits its disclosure or a governmental regulation or law requires its disclosure; however, each party may disclose the existence of this Agreement. Notice of any disclosure made by any party to a non-party shall promptly be given to the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the date first above written.

NEOPROBE CORPORATION                    CIRA TECHNOLOGIES, INC.


         NOT FOR SIGNATURE                       NOT FOR SIGNATURE
By: ____________________________________By: ____________________________________

Typed Name:  David C. Bupp              Typed Name:  Richard G. Olsen

Title:  President                       Title: President

Date: __________________________________Date: __________________________________